CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276883 on Form S-6 of our report dated March 5, 2024, relating to the financial statement of FT 11314, comprising Vest Large Cap Buffer & Premium Income Portfolio, Series 2, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 5, 2024